Exhibit 99.1

Poniard Pharmaceuticals Announces Effectiveness of Form S-4

Registration Statement for the Proposed Merger with ALLOZYNE

SAN FRANCISCO, Calif. – October 7, 2011 – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD), a biopharmaceutical company focused on innovative oncology therapies, today announced that the Securities and Exchange Commission (SEC) has declared effective Poniard’s Registration Statement on Form S-4 relating to the previously announced proposed merger between Poniard and ALLOZYNE, Inc., a privately held biotechnology company focused on the development of bioconjugated protein therapeutics. The boards of directors of both companies have approved the merger transaction, which is subject to customary closing conditions, including approval by ALLOZYNE’s and Poniard’s respective stockholders and receipt of approval for listing of the combined company’s common stock on The Nasdaq Capital Market.

The Registration Statement contains a proxy statement/prospectus/consent solicitation, which will be mailed to Poniard’s and ALLOZYNE’s respective shareholders the week of October 10, 2011. The Registration Statement on Form S-4 may also be accessed online on the SEC’s website, www.sec.gov, or on the “Investor Relations” page of Poniard’s website at www.poniard.com. In addition to registering the shares of Poniard common stock to be issued to the stockholders of ALLOZYNE in the merger, the Registration Statement contains proxy materials for a special meeting of Poniard shareholders, which will be held at 9:00 a.m. Pacific Time, on Monday, November 21, 2011, at the offices of Bay City Capital, located at 750 Battery Street, Suite 400, San Francisco, California 94111. Poniard shareholders of record on October 4, 2011 are entitled to vote at the special meeting. At that meeting, Poniard shareholders will be asked to approve the issuance of Poniard common stock and the resulting change of control of Poniard pursuant to the merger agreement and the amendment of Poniard’s articles of incorporation to effect a reverse stock split of Poniard’s issued common stock, at a ratio of 1-for-40.

Important Additional Information

On October 6, 2011, Poniard filed with the SEC Amendment No. 3 to its Registration Statement on Form S-4 containing a proxy statement/prospectus/consent solicitation and other relevant materials in connection with its proposed merger with ALLOZYNE, which was declared effective by the SEC on October 7, 2011. Investors and security holders of Poniard and ALLOZYNE are urged to read the definitive proxy statement/prospectus/consent solicitation (including any amendments or supplements to the proxy statement/prospectus/consent solicitation), when it becomes available, because it will contain important information about Poniard, ALLOZYNE and the proposed transaction.

Investors and security holders of Poniard will be able to obtain free copies of the definitive proxy statement/prospectus/consent solicitation through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement/prospectus/consent solicitation, when it becomes available, and Poniard’s other filings with the SEC also may be obtained by contacting Poniard Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111, or accessed via Poniard’s website at www.poniard.com.

Poniard, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the proposed transaction. Information regarding the directors and executive officers of Poniard and their interests in the proposed transaction will be available in the proxy statement/prospectus/consent solicitation.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “may,” “will,” “can,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the continued and initial listing of Poniard’s common stock on The Nasdaq Capital Market, Poniard’s ability to consummate the merger with ALLOZYNE, and other matters that involve known and unknown benefits, risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risks include, among others: the failure of Poniard shareholders to approve the issuance of shares in connection with the merger and/or the required reverse stock split; the failure of ALLOZYNE stockholders to approve the merger; Poniard’s ability to satisfy Nasdaq conditions for continued and initial listing of its common stock; actions by the SEC and NASDAQ; the failure of Poniard or ALLOZYNE to meet any of the conditions to the closing of the merger; the failure to realize the anticipated benefits of the merger or delay in realization thereof; the cash positions of Poniard and ALLOZYNE at closing of the merger; the ability of the combined company to obtain substantial additional financing on a timely basis and on favorable terms; the difficulty of developing biopharmaceutical products and obtaining regulatory or other approvals; the uncertainty regarding market acceptance of any products for which regulatory approval is obtained; whether certain market segments grow as anticipated; the competitive environment in the biopharmaceutical industry; the potential inability of Poniard to obtain, maintain, and enforce patent and other intellectual property protection for its product candidates; the success of future clinical trials; and the ability of Poniard to enter into and maintain collaborative arrangements to develop picoplatin on favorable terms. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Poniard’s Annual Report on Form 10-K for the year ended December 31, 2010 and Poniard’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. In addition, investors and security holders are also urged to read carefully the risk factors set forth in the definitive proxy statement/prospectus/consent solicitation when it becomes available.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

For Further Information:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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